Exhibit 99.1

Microbot Medical Strengthen its Scientific Advisory Board with the Recent Addition of Dr. Sebastian Flacke

A global leader in the endovascular space will collaborate with the Company as it goes through the regulatory process and future commercialization

HINGHAM, Mass., September 8, 2022 – Microbot Medical Inc. (Nasdaq: MBOT), which continues to build a reputation within the interventional radiology community for its LIBERTY® Robotic System, today announced the newest appointment to its Scientific Advisory Board (SAB), Sebastian Flacke, M.D. The addition of this thought leader adds a key robotic pioneer, who has a history of contributing to the development and commercialization of novel medical device products.

“Dr. Flacke is a proven innovator in the robotics field and has pioneered new solutions for his patients in interventional radiology, specifically the endovascular space,” commented Harel Gadot, Chairman, CEO, and President. “We expect the addition of Dr. Flacke is further evidence that we are establishing the right scientific team to help guide Microbot through the regulatory process and transform the market with the first fully disposable endovascular robotic system that will enable access to multiple patients and users globally.”

●	Sebastian Flacke, M.D. joined Lahey Clinic in Boston in 2007 as Chief of Interventional Radiology and Director of non-invasive Cardiovascular Imaging and has since greatly expanded the interventional and cardiovascular program. At Lahey Hospital and Medical Center, Dr. Flacke introduced the radioembolization program, strategies for coil marking to support targeted surgery, various image guided treatment approaches and led more than 20 trials as Principal Investigator. Dr. Flacke is Professor of Radiology at Tufts University Medical School and his main clinical focus is minimal invasive cancer treatment with a focus on liver treatment strategies. He is a member of various professional societies, has contributed to various textbooks and authored more than 100 original papers. He received his M.D. and PhD from the University of Bonn, Germany and his post-graduate fellowship training in Bonn, Germany and at Washington University in St. Louis, USA. He is trained and Board certified in diagnostic radiology, interventional radiology, and neuroradiology, including interventional neuroradiology.

About Microbot Medical

Microbot Medical Inc. (NASDAQ: MBOT) is a pre-clinical medical device company that specializes in transformational micro-robotic technologies, focused primarily on both natural and artificial lumens within the human body. Microbot’s current proprietary technological platforms provide the foundation for the development of a Multi Generation Pipeline Portfolio (MGPP).

Microbot Medical was founded in 2010 by Harel Gadot, Prof. Moshe Shoham, and Yossi Bornstein with the goals of improving clinical outcomes for patients and increasing accessibility through the use of micro-robotic technologies. Further information about Microbot Medical is available at http://www.microbotmedical.com.

Safe Harbor

Statements to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects” and “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, market conditions, risks inherent in the development and/or commercialization of potential products, including LIBERTY and SCS, the outcome of its studies to evaluate LIBERTY, SCS and other existing and future technologies, any failure or inability to recruit physicians and clinicians to serve as primary investigators to conduct the SCS’s early feasibility study which could adversely affect or delay such study, uncertainty in the results of pre-clinical and clinical trials or regulatory pathways and regulatory approvals, uncertainty resulting from the COVID-19 pandemic, need and ability to obtain future capital, and maintenance of intellectual property rights. Additional information on risks facing Microbot Medical can be found under the heading “Risk Factors” in Microbot Medical’s periodic reports filed with the Securities and Exchange Commission (SEC), which are available on the SEC’s web site at www.sec.gov. Microbot Medical disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Investor Contact:

Michael Polyviou

EVC Group

mpolyviou@evcgroup.com

732-933-2754